Exhibit 15.2

12 F,Century Link Mall Tower 1,Century Avenue 1198,Pudong New Area
Shanghai 201122,PRC
Tel:+86 2158772770 Fax:+86 2158770160
Shanghai . Zhengzhou . Dalian . Wuxi
www.ganuslaw.com

To: Huachen AI Parking Management Technology Holding Co., Ltd

No.1018 Haihe Road, Dushangang Town, Pinghu City, Jiaxing, Zhejiang Province, China

May 15, 2025

Dear Sirs/Madams,

We hereby consent to the references to our firm’s name in Huachen AI Parking Management Technology Holding Co., Ltd’s annual report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Ganus Law Firm
Ganus Law Firm